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                                                                    EXHIBIT 28.1

                               CIGNA CORPORATION

                    PROPERTY AND CASUALTY STATUTORY RESERVES
            RECONCILIATION OF SCHEDULE P TO TOTAL STATUTORY RESERVES
                                      1994

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                                                                              (DOLLARS IN MILLIONS)
                                                                              ---------------------
Schedule P:  Part 1, Column 34, Line 12...................................           $ 6,017
              Part 1, Column 35, Line 12..................................             1,259
                                                                                     -------
       Total statutory reserves as reported in consolidated annual
        statement balance sheet...........................................             7,276
Reconciliation to amounts reported in Form 10-K:
Foreign subsidiaries not included in consolidated domestic annual
  statement...............................................................             2,133
Other.....................................................................               105
                                                                                     -------
Total statutory reserves as reported in Form 10-K.........................           $ 9,514
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